ALLONGE TO CONVERTIBLE NOTES DATED MAY 16,2002 and NOVEMBER 7, 2002

         Reference is hereby made to the Convertible Note dated May 16, 2002 and the Convertible Note dated November 7, 2002 (the "Notes") by and between Path I Network Technologies Inc., a Delaware corporation (the "Maker"), with principal offices located at 3636 Nobel Drive, Suite 275, San Diego, California 92122, and Laurus Master Fund, Ltd. (the "Payee"), with principal offices at c/o Ironshore Corporate Services Ltd., P .0. Box 1234 G. T., Queensgate House, South Church Street Grand Cayman, Cayman Islands. Terms used herein and not otherwise defined herein shall have the meaning set forth in the Notes.

         Maker and Payee hereby agree to amend the terms of the Note in accordance with the following terms:

         1. Article IV of each of the Notes shall be amended to add the following section 4.12:

                  4.12 Default under Related Agreement. An Event of Default occurs under and as defined in the Purchase and Security Agreement dated as of February ___, 2003 between Borrower and Holder, as such agreement may be amended, modified and supplemented from time to time.

         2. There are no other modifications to the Notes.

                                             PATH NETWORK TECHNOLOGIES INC.



                                             By:      /s/ John R. Zavoli
                                            ------------------------------------
                                             Name/Title:  John R. Zavoli / CFO
                                            ------------------------------------
                                             Dated:            2/13/2003
                                            ------------------------------------
AGREED AND ACCEPTED
LAURUS MASTER FUND, LTD.

By:      /s/ David Grin

Name:  David Grin
Title:  President